Exhibit 99.1

Garry R. Stein

25 March 2024

Liberty Resources Acquisition Corp.

10 E. 53rd St. Suite 3001

New York, NY 10022

United States of America

Attention: Dato’ Maznah Binti Abdul Jalil, Chair & CEO	VIA email

Dear Madam Chair:

It is with regret that I inform you of my decision to resign from my position on the Board of Liberty Resources Acquisition Corp., effective immediately.

I feel I can no longer contribute the time required of me by Liberty and am concerned about my ability to contribute to a successful transaction.

As I have been involved in many aspects of the proposed transaction, payables, and our bank accounts, please arrange for the transfer of these responsibilities to another party.

I wish you, Liberty Resources, and my fellow directors the best of success in your future endeavours.

Sincerely,

Garry R. Stein

cc: Andrew M. Tucker, Nelson Mullins Riley & Scarborough LLP